AMENDED AND RESTATED PURCHASE AGREEMENT

THIS AGREEMENT made as of the 8th day of January, 2008.

B E T W E E N:

EIGER TECHNOLOGY, INC., a corporation governed under the laws of the Province of Ontario

(hereinafter called the "Parent")

- and -

ETIFF HOLDINGS, LLC, a corporation governed under the laws of the State of Delaware

(hereinafter called the "Vendor")

- and -

FOUNDATION VENTURE LEASING INC., in Trust., a corporation governed under the laws of the Province of Ontario

(hereinafter called the "Purchaser")

- and -

RACINO ROYALE, INC., a corporation organized under the laws of the State of Nevada (the "Corporation")

WHEREAS the Vendor is the legal and beneficial owner of fourteen million twenty-one thousand, six hundred (14,021,600) shares of common stock (the "Shares") of the Corporation;

AND WHEREAS the Vendor and the Purchaser entered into a share purchase agreement dated as of August 8, 2007 (the "Original Agreement") pursuant to which the Vendor agreed to sell to the Purchaser and the Purchaser agreed to purchase from the Vendor the Shares;

AND WHEREAS the Vendor and the Purchaser desire to amend and restate the Original Agreement in accordance with the terms of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, for the consideration hereinafter set forth, the receipt and sufficiency of which is being hereby acknowledged, the Parties have agreed and do hereby agree with each other as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions.

(a)	Where used in this Agreement, unless the context or subject matter otherwise requires, the following words and phrases shall have the meanings set forth below:

"1933 Act" means the United States Securities Act of 1933, as amended;

"Agreement" means this amended and restated purchase agreement (including the Exhibits hereto) as it may be amended or supplemented from time to time; and the expressions "Article", "Section", "Subsection" or "Exhibit" followed by a number or letter means and refers to the specified Article, Section, Subsection or Exhibit of this Agreement;

"Business Day" means any day, other than a Saturday, Sunday or statutory holiday in Toronto, Ontario;
"Closing" means the completion of the purchase and sale of the Purchased Shares in accordance with the provisions of this Agreement;
"Closing Date" means December 14, 2007 or such other date as the Parties may agree;
"Corporation" means Racino Royale, Inc., a corporation governed under the laws of the State of Nevada;
"Option" means the purchase option granted by the Vendor to the Purchaser pursuant to the Option Agreement;
"Option Agreement" has the meaning set out in Section 2.2(b);

"Option Shares" means the two million six hundred and twenty thousand (2,620,000) shares of common stock of the Corporation owned by the Vendor to be sold by the Vendor to the Purchaser upon the exercise of the Option;

"Exchange Act" means the Securities Act of 1934, as amended.
"OSC" means the Ontario Securities Commission;
"Parent" means Eiger Technology, Inc., a corporation governed under the laws of the Province of Ontario;
"Parties" means the Vendor, the Parent, the Purchaser and the Corporation and their successors and permitted assigns; and "Party" means either of the Parties;
"Promissory Note" has the meaning set out in Section 2.2(c);
"Purchase Price" has the meaning set out in Section 2.4(a);

"PurchasedShares" means, collectively, two million six hundred and twenty thousand (2,620,000) shares of common stock of the Corporation owned by the Vendor to be sold by the Vendor to the Purchaser hereunder;

"Purchaser" means Foundation Venture Leasing Inc., in Trust, a corporation governed under the laws of the Province of Ontario;
"SEC" means the United States Securities and Exchange Commission;

"Securities Laws" means, collectively, the Securities Act (Ontario), the 1933 Act, the regulations and rules made under those statutes, and policy statements and interpretation notes of the OSC or the SEC or any state of the United States under "blue sky" laws;

"Share Pledge Agreement" has the meaning set out in Section 2.2(d);
"Shares" means, collectively, fourteen million, twenty-one thousand, six hundred (14,021,600) shares of common stock of the Corporation owned by the Vendor; and
"Vendor" means ETIFF Holdings, LLC, a corporation governed under the laws of the State of Delaware.
1.2  Currency.  All sums of money which are referred to in this Agreement are expressed in lawful money of the United States of America.

1.3  Division of Agreement.  The division of this Agreement into Articles, Sections, Subsections, paragraphs, subparagraphs and Exhibits and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion of the Agreement.

1.4  Number and Gender.  Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

1.5  Including.  Unless otherwise specifically indicated or the context otherwise requires, "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".

1.6  Exhibit.  The following is the exhibit attached to this Agreement:

Exhibit "1"	–	Form of the Option Agreement

ARTICLE 2
AMENDMENTS, PURCHASE AND SALE OF SHARES
AND INTELLECTUAL PROPERTY
2.1 Amendments to the Original Agreement.

(a)	The Shares that the Purchaser purchases from the Vendor shall be amended to be the Purchased Shares.

(b)
The Vendor agrees to grant an option (the "Option") to the Purchaser on the Closing Date to purchase up to additional 2,620,000 Shares from the Vendor (the "Option Shares") exercisable by the Purchaser from time to time until September 1, 2008, in accordance with the option agreement in the form of Exhibit 1 attached hereto (the "Option Agreement").

(c)
The Vendor acknowledges receipt of a promissory note dated as of August 8, 2007 in the principal amount of $671,080 granted by the Purchaser in favour of the Vendor under the Original Agreement (the "Promissory Note").  The Vendor and the Purchaser agree that the Promissory Note is hereby cancelled and is of no force or effect from the date hereof and the Vendor agrees to return the Promissory Note to the Purchaser for cancellation on or before the Closing Date.

(d)
The Vendor acknowledges receipt of a share pledge agreement dated as of August 8, 2007 by the Purchaser in favour of the Vendor under the Original Agreement with respect to the pledge of 12,619,460 of the Shares (the "Share Pledge Agreement").  The Vendor and the Purchaser agree that the Share Pledge Agreement is hereby cancelled and is of no force or effect from the date hereof and the Vendor agrees to return the Share Pledge Agreement to the Purchaser for cancellation and return to the Purchaser certificates representing any Shares pledged thereunder, if any, on or before the Closing Date.

(e)	Upon execution hereof, this Agreement shall amend, restate, supersede and replace the Original Agreement and the Original Agreement shall be of no force or effect from the date hereof.

2.2 Purchase and Sale of Purchased Shares.  Subject to the terms and conditions hereof, the Vendor hereby sells, conveys, assigns, transfers and sets over absolutely to the Purchaser, and the Purchaser hereby purchases from the Vendor, all of the Vendor's rights, title and interest, directly or indirectly, beneficial or otherwise, in and to the Purchased Shares, effective on and as of the Closing.

2.3 Purchase Price.

(a)
The purchase price payable by the Purchaser to the Vendor for the Purchased Shares shall be $131,000 in the aggregate (the "Purchase Price").  The Vendor acknowledges receipt of $111,000 of the Purchase Price from the Purchaser.

(b)
The Purchaser shall satisfy the balance of the Purchase Price by delivery to the Vendor on or prior to Closing cheque(s), wire transfer(s) or cash in the aggregate amount of $20,000 payable to the Vendor or as the Vendor may direct.

2.4 Pledge of Shares.  Deleted intentionally.

2.5 Purchase and Sale of Intellectual Property.  The Parent and the Corporation agree that, for a purchase price of $1.00, the Parent hereby acquires from the Corporation all of the Corporation’s right, title and interest in and to the name "Racino Royale, Inc." or substantially similar names and all of the Corporation’s right, title and interest in and to the "Racino Royale, Inc." URL (the URL and the name "Racino Royale, Inc." being, collectively, the "IntellectualProperty").  The Purchaser and the Vendor acknowledge and agree that the Parent has bought the Intellectual Property and the Purchaser agrees to, on or before the six month anniversary date of this Agreement, use its best efforts to cause the Corporation to change its name, through shareholder vote, merger or directors vote (as a Nevada corporation) from Racino Royale, Inc. to such other name as the Purchaser may deem appropriate.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Vendor.  The Vendor represents and warrants to the Purchaser as follows (which representations and warranties shall continue to be true as of the Closing Date as if they were made on the Closing Date) and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the Option Agreement, the purchase by the Purchaser of the Purchased Shares and the granting of the Option by the Vendor to the Purchaser:

(a)
Capacity.  The Vendor is a corporation duly incorporated, organized and validly subsisting and in good standing under the laws of Delaware.  The Vendor has all necessary corporate power and capacity and is qualified to own, lease and operate its property and assets and to conduct its business at and in the places where such property and assets are now owned, leased or operated or such business is now conducted.  The Vendor has all the necessary corporate power and authority to enter into this Agreement, the Option Agreement and other agreements and instruments contemplated herein and perform its obligations hereunder and thereunder.

(b)
Agreement Binding.  Each of this Agreement and the Option Agreement has been duly executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought.

(c)
No Violation.  The execution and delivery of this Agreement and the Option Agreement by the Vendor, and the performance of its obligations hereunder and thereunder, do not (or would not with the giving of notice, the lapse of time or the happening of any event or condition) result in the violation of any terms or provisions of any law applicable to (including all Securities Laws), or the constating documents of, the Vendor or of any agreement, written or oral, to which the Vendor is a party or by which it is bound.

(d)
Title.  The Vendor is the sole legal and beneficial owner of the Shares and has good and marketable title to the Shares free and clear of any mortgages, charges, pledges, security interests or other encumbrances.

(e)
Approvals and Consents.  No authorization, consent or approval of any person, including any governmental authority, is required in connection with the execution, delivery or performance of this Agreement and the Option Agreement by the Vendor, the sale of the Purchased Shares or the granting of the Option by the Vendor to the Purchaser.

(f)
No Option to Purchase.  No person, firm or corporation has any agreement, option or any right capable of becoming an agreement or option for the purchase from the Vendor of any of the Shares except the Option.

(g)
No Shareholders' Agreement.  The Vendor is not a party to any shareholders' agreement made among any shareholders of the Corporation and there is no unanimous shareholders' agreement among shareholders of the Corporation.

(h)	No Liabilities. The Corporation has no outstanding liabilities, real or contingent, to the Vendor.

(i)
Capacity of the Corporation.  The Corporation is a corporation duly incorporated, organized and validly subsisting and in good standing under the laws of the State of Nevada.  The Corporation has all necessary corporate power and capacity and is qualified to own, lease and operate its property and assets and to conduct its business at and in the places where such property and assets are now owned, leased or operated or such business is now conducted.

(j)	Trading of Shares. The common shares of the Corporation are quoted on the Over the Counter Bulletin Board under the symbol "RCNR".

(k)	Withholding Taxes. The Corporation has no obligation to pay withholding taxes in Canada or in the United States of America.

3.2 Representations and Warranties of Purchaser.  The Purchaser represents and warrants to the Vendor as follows (which representations and warranties shall continue to be true as of the Closing Date as if they were made on the Closing Date) and acknowledges that the Vendor is relying upon such representations and warranties in connection with the entering into of this Agreement and the Option Agreement, the sale by the Vendor of the Purchased Shares and the granting by the Vendor to the Purchaser of the Option:

(a)
Capacity.  The Purchaser is a corporation duly established and validly existing under the laws of the Province of Ontario, has the necessary capacity and authority to execute and deliver this Agreement and the Option Agreement and to observe and perform its covenants and obligations hereunder and thereunder and has taken all necessary action in respect thereof;

(b)
Agreement Binding.  Each of this Agreement and the Option Agreement has been duly authorized, executed and delivered by the Purchaser, and is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought.

(c)
No Violation.  The execution and delivery of this Agreement and the Option Agreement by the Purchaser, and the performance of the Purchaser's obligations hereunder and thereunder, do not (or would not with the giving of notice, the lapse of time or the happening of any event or condition) result in the violation of any terms or provisions of any law applicable to or, if applicable, the constating documents of the Purchaser or of any agreement, written or oral, to which the Purchaser is a party or by which the Purchaser is bound.

(d)
Approvals and Consents.  No authorization, consent or approval of any person, including any governmental authority, is required in connection with the execution, delivery or performance of this Agreement and the Option Agreement by the Purchaser, the purchase of the Purchased Shares by the Purchaser or the granting of the Option to the Purchaser.

3.3 Representations and Warranties of the Corporation.

The Corporation represents and warrants to the Purchaser as follows (which representations and warranties shall continue to be true as of the Closing Date as if they were made on the Closing Date) and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the Option Agreement, the purchase by the Purchaser of the Purchased Shares and the granting of the Option by the Vendor to the Purchaser.

(a)
Capacity.  The Corporation is a corporation duly incorporated, organized and validly existing and in good standing under the laws of the State of Nevada. The Corporation has all necessary corporate power and capacity and is qualified to own, lease and operate its property and assets and to conduct its business at and in the places where such property and assets are now owned, leased or operated or such business is now conducted.  The Corporation has all the necessary corporate power and authority to enter into this Agreement, the Option Agreement and other agreements and instruments contemplated herein and perform its obligations hereunder and thereunder.

(b)
Agreement Binding.                                                       Each of this Agreement and the Option Agreement has been duly executed and delivered by the Corporation and is a valid and binding obligation of the Corporation enforceable against the Company in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought.

(c)
No Violation.  The execution and delivery of this Agreement and the Option Agreement by the Corporation, and the performance of its obligations hereunder and thereunder, do not (or would not with the giving of notice, the lapse of time or the happening of any event or condition) result in the violation of any terms or provisions of any law applicable to (including all Securities Laws), or the constituting documents of, the Company or of any agreement, written or oral, to which the Corporation is a party or by which it is bound.

(d)
Approvals and Consents.  No authorization, consent or approval of any person, including any governmental authority, is required in connection with the execution, delivery or performance of this Agreement and the Option Agreement by the Corporation.

(e)	Current Filings. The Corporation represents that it is current in all of its filings under the Exchange Act and that it has not been informed by the SEC that any of such filings is under review.

(f)
Trading of Shares.  The common shares of the Corporation are quoted on the Over the Counter Bulletin Board under the symbol "RCNR" and the Corporation has not received any notice of an intent to remove such quotation.

(g)
Absence of Liabilities.  Except as disclosed in the Form 10-QSB for the quarter ended September 30, 2007, the Company has no liabilities, except those arising in the ordinary course of business and which in no event exceed $50,000 in the aggregate.  For a period of six months from the date hereof, the Corporation will not occur any indebtedness, other than in the ordinary course of business, without the prior written consent of the Purchaser.

(h)	Legal Proceedings. Except as disclosed in the Corporation’s Form 10-QSB for the quarter ended September 30, 2007, the Corporation is not a party to any legal proceeding.

3.4 Survival of Representations and Warranties.  The representations and warranties of each Party contained in this Agreement shall survive the Closing for a period of three (3) years and thereafter terminate and be of no further force and effect.

ARTICLE 4
COVENANTS

4.1 Covenants of the Vendor. The Vendor covenants and agrees with the Purchaser that:

(a)
the Vendor will make or cause to be made all regulatory filings and pay or cause to be paid all filing fees required to be made or paid by the Vendor with the OSC, SEC and other applicable securities regulatory authorities with respect to the sale of the Shares from the Vendor to the Purchaser within the time period prescribed by applicable Securities Laws; and

(b)	the Vendor shall enter into the Option Agreement and shall sell the Option Shares to the Purchaser in accordance with the terms of the Option.

4.2 Covenants of Purchaser. The Purchaser covenants and agrees with the Vendor that:

(a)
the Purchaser will execute and deliver all documentation required by the Securities Laws and by applicable securities regulatory authorities in connection with its purchase of the Purchased Shares and the Option Shares; and

(b)	the Purchase will deliver to the Vendor registration instructions with respect to the registration of the Purchased Shares at least five (5) Business Days prior to the Closing Date.

4.3 Non-Disclosure.  The Parties agree that no disclosure will be made with respect to the existence of this Agreement or the transaction of purchase and sale contemplated herein unless:

(a)	it is approved in advance by all Parties acting reasonably, or

(b)	it is required by law including any Securities Law,

and if such disclosure is required, the Party making the disclosure shall use reasonable efforts to give prior oral or written notice to the other Party, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure.

ARTICLE 5
CONDITIONS ON CLOSING

5.1  The Purchaser's obligation to purchase the Purchased Shares and the Option Shares is subject to the conditions that:

(a)
the purchase of the Purchased Shares and the Option Shares by the Purchaser from the Vendor is exempt from the registration requirements and prospectus filing requirements under applicable Securities Laws;

(b)	the Option Agreement shall have been executed and delivered on or prior to the Closing Date; and

(c)	each of the representations and warranties under Sections 3.1 and 3.3 continues to be true and correct as of the Closing Date.

5.2 If any of the conditions contained in Section 5.1 shall not be performed or fulfilled at or prior to the time of Closing to the satisfaction of the Party benefiting from the condition, acting reasonably, such Party may, by notice to the other Party, terminate this Agreement and the obligations of the Parties under this Agreement.  Any such condition may be waived in whole or in part by the Party benefiting from the condition without prejudice to any claims it may have for breach of covenant, representation or warranty.

ARTICLE 6
DELIVERIES

6.1 Deliveries of the Vendor.  The Vendor shall deliver or cause to be delivered to the Purchaser on or before the Closing Date the following:

(a)	share certificates representing the Purchased Shares duly registered as directed by the Purchaser;

(b)
resolutions of the board of directors of the Vendor approving the sale of the Purchased Shares from the Vendor to the Purchaser, the granting of the Option by the Vendor to the Purchaser and the execution and delivery of this Agreement and other documents contemplated herein;

(c)	the Promissory Note returned by the Vendor to the Purchaser for cancellation;

(d)	the Share Pledge Agreement returned by the Vendor to the Purchaser for cancellation and certificates representing any Shares pledged thereunder, if any, returned by the Vendor to the Purchaser;

(e)	the Option Agreement executed by the Vendor and the Corporation; and

(f)	any other resolutions or consents or any other documents that may be required to effect the transaction contemplated hereunder.

6.2 Deliveries of the Purchaser.  The Purchaser shall deliver to the Vendor on or before the Closing Date:

(a)	cheque(s) or wire transfer(s) in the aggregate amount of $20,000 payable to the Vendor representing the balance of the Purchase Price for the Purchased Shares due on the Closing Date; and

(b)	the Option Agreement executed by the Purchaser.

ARTICLE 7
MISCELLANEOUS

7.1 Expenses.  Each Party shall be responsible for its own legal fees and other charges incurred in connection with the negotiation of this Agreement.

7.2 Further Assurances.  Each of the Parties shall promptly do, execute, deliver or cause to be done, executed or delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require for the purposes of giving effect to this Agreement and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.3 Survival of Covenants.  To the extent that they have not been fully performed at or prior to the time of Closing, all covenants shall survive the Closing and shall continue indefinitely notwithstanding the Closing.

7.4 Entire Agreement.  This Agreement and the Option Agreement constitute the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior statements, representations, discussions, negotiations and agreements, both oral and written (including the Original Agreement), concerning the subject matter hereof.

7.5 Amendment, Waiver.  No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby and no such amendment or waiver shall extend to anything other than the specific subject matter thereof.  The failure at any time of a Party to insist upon strict performance of any provision of this Agreement shall not limit the ability of that Party to insist at any future time whatsoever upon the performance of the same or any other provision (except insofar as that Party may have given a valid and effective waiver or release).

7.6 Notices.  Any notice, certificate, consent, determination, or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by courier service, or (iii) sent by fax, in each case to the applicable address set out below:

For the Vendor:

ETIFF Holdings, LLC
144 Front Street West, Suite 700
Toronto, Ontario  M5J 2L7
Fax:                       905-833-9847
Attention:           Jason Moretto

For Purchaser:

Foundation Venture Leasing Inc., in Trust
95 Wellington Street West, Suite 1200
Toronto, Ontario  M5J 2Z9
Fax:                       416-941-8852
Attention:            Jeremy Goldman

Any such communication so given shall be deemed to have been given and received on the day of delivery if delivered, or on the day of faxing, provided that such day in either event is a Business Day and the communication is so delivered, or faxed, before 4:30 p.m. (local time) on such day.  Otherwise, such communication shall be deemed to have been given and received on the next following Business Day.  Any Party may change its address under this section by notice to the other Party given in the manner provided in this section.

7.7 Severability.  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision of this Agreement by a court of competent jurisdiction, including the breadth or scope of such provision, shall not affect the validity or enforceability of any other provision, or part thereof, of this Agreement.  To the extent permitted by applicable law, the Parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

7.8 Successors.  This Agreement shall be binding upon and shall enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

7.9 Assignment.  This Agreement may not be assigned by a Party without the prior written consent of the other Party.

7.10 Counterparts.  This Agreement may be executed in counterparts, each of which shall be considered an original and both of which taken together shall constitute a single agreement.  For the purposes of this Section 7.10, a facsimile copy of an executed counterpart of this Agreement shall be deemed to be an original.

7.11 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  Each of the Parties hereto hereby attorns to the jurisdiction of the courts of the Province of Ontario in the event of a dispute.

7.12 Independent Legal Advice. The Parties hereby acknowledge that they have either been represented by independent legal counsel in respect of the negotiation and completion of this Agreement and the matters contemplated herein or have been provided the opportunity to obtain independent legal counsel.  The Parties also acknowledge that Fogler, Rubinoff LLP and Adam Szweras were acting for the Purchaser and were not acting for the Vendor or the Company.  To the extent that a Party hereto has declined to receive independent legal counsel, such Party hereby waives the right, should a dispute later develop, to rely on its lack of independent legal counsel to avoid its obligations, to seek indulgences from the other Parties hereto or to otherwise attack the integrity of this Agreement or any of the provisions hereof, in whole or in part.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

ETIFF HOLDINGS, LLC.

Per:

Name:
Title:

I have the authority to bind the corporation.

FOUNDATION VENTURE LEASING INC., in Trust

Per:

Name:
Title:

I have the authority to bind the corporation.

EIGER TECHNOLOGY, INC.

Per:

Name:
Title:

I have the authority to bind the corporation.

RACINO ROYALE, INC.

Per:

Name:
Title:

I have the authority to bind the corporation.

EXHIBIT "1"

FORM OF OPTION AGREEMENT